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                                                                       Exhibit 9


December 16, 2002

Division of Investment Management
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:  FS Variable Separate Account
         First SunAmerica Life Insurance Company ("First SunAmerica") File Nos. 333-101487 and 811-08810
         First SunAmerica WM Diversified Strategies/III/ Variable Annuity

Dear Madam/Sir:

Referring to this Pre-Effective Registration Statement on behalf of FS Variable Separate Account (the "Account") and the Registration Statement on Form N-4, accession number 0000950109-02-006044 (the "Registration Statements") on behalf of FS Variable Separate Account, and having examined and being familiar with the Articles of Incorporation and By-Laws of First SunAmerica, the applicable resolutions relating to the Account and other pertinent records and documents, I am of the opinion that:

1) First SunAmerica is a duly organized and existing stock life insurance company under the laws of the State of New York;

2) the Account is a duly organized and existing separate account of First SunAmerica;

3) the annuity contracts being registered by the Registration Statements will, upon sale thereof, be legally issued, fully paid and nonassessable, and, to the extent that they are construed to constitute debt securities, will be binding obligations of First SunAmerica, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

I am licensed to practice only in the State of California, and the foregoing opinions are limited to the laws of the State of California, the general opinions are limited to the laws of the State of California, the general corporate law of the State of New York and federal law. I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statements on Form N-4 of the Account.

Very truly yours,

/s/ Christine A. Nixon
Christine A. Nixon
Vice President and Secretary